EXHIBIT 11
                         BARRETT BUSINESS SERVICES, INC.
                       STATEMENT OF CALCULATION OF AVERAGE
                            COMMON SHARES OUTSTANDING


                                                                             Three Months
                                                                                 Ended
                                                                            March 31, 1997
                                                                            --------------


Primary Earnings Per Share:
    Weighted average number of shares                                           6,800,160
     Stock option plan shares to be issued at prices
     ranging from $3.50 to $17.9375 per share                                     504,141
     Warrant issues at a price of $4.20 per share                                  90,000
     Less: Assumed purchase at average market price
           during the period using  proceeds  received  upon
           exercise of options and purchase of stock,  and
           using tax benefits of compensation due to premature
           dispositions                                                          (552,296)
                                                                                ---------
        Total Primary Shares                                                    6,842,005
                                                                                =========

Fully Diluted Earnings Per Share:
    Weighted average number of shares                                           6,800,160
        Stock option plan shares to be issued at prices
         ranging from $3.50 to $17.9375 per share                                 504,141
     Warrant issues at a price of $4.20 per share                                  90,000
     Less: Assumed purchase at the higher of ending or
           average market price during the period using proceeds
           received upon exercise of options and purchase of
           stock, and using tax benefits of compensation due to
           premature dispositions                                                (552,296)
                                                                                ---------
        Total Diluted Shares                                                    6,842,005
                                                                                =========









Note: The effect of common stock equivalents upon the primary and fully diluted earnings per share calculation is less than 3%; therefore, earnings per share are based on the weighted average number of shares outstanding during the period.